August 28, 2006

Aviemore Funds

20 Phelps Road

Old Chatham, NY 12136

Re: Aviemore Funds; File Nos. 333-112044 and 811-21489

Gentleman:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to Aviemore Fund's Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

MVW/DSM